Exhibit 3.1

      I HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MEDBIOWEB CORP.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF APRIL, A.D. 2006 AT 3:51 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State           CERTIFICATE OF  INCORPORATION
Division of  Corporations                OF
Delivered 03:51 PM 04/27/2006      MEDBIOWEB CORP.
FILED 3:51 PM 04/27/2006
SRV 060393942  -  4133915 FILE



                                    ARTICLE I
                                      NAME

      The name of the Corporation is MedBioWeb Corp.

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

      The address of its registered office in the State of Delaware is The Company Corporation, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Company Corporation.

                                   ARTICLE III
                               PURPOSE AND POWERS

      The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                  CAPITAL STOCK

      1. The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Eighty-Five Million (285,000,000) and the par value of each of such shares is $.01 per share amounting in the aggregate to Two Million Eight Hundred and Fifty Thousand Dollars ($2,850,000) of which shares Two Hundred Fifty Million (250,000,000) shares shall be Class A Common Stock, Twenty-Five Million (25,000,000 shares shall be Class B Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.

      2. Class A and Class B Common Stock. Except as otherwise provided herein, all shares of Common Stock shall entitle the holders thereof to the following rights and privileges.

            (a) Voting Rights of Class A and Class B Common Stock. Except as set forth herein or as otherwise required by law, each outstanding share of Class A and Class B Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote. Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock held by such holder and each holder of Class B Common Stock shall be entitled to One Hundred (100) votes for each share of Class B Common Stock held by such holder. With respect to all matters upon which stockholders are entitled to vote or are entitled to give consent, the holders of the Class B Common Stock shall vote together with the holders of the Class A Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law.

            (b) Dividends. The Board of Directors of the Corporation may cause dividends to be paid equally and ratably to holders of shares of Class A and Class B Common Stock out of funds legally available for the payment of dividends.

            (c) Conversion Rights. Each holder of Class B Common Stock, at any time, shall have the right to convert each share of Class B Common Stock into one (1) share of Class A Common Stock.

            (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of holders of any Preferred Stock, all distributions shall be payable to the holders of shares of Class A and Class B Common Stock equally and ratably.

      3. Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the state of Delaware, to establish from time to time the number of shares to be included in each series and the voting powers thereof, full or limited, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares, constituting that series and the distinctive designation of that series;

            (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, it any, or payment of dividends on shares of that series;

            (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (h) Any other relative rights, preferences and limitations of that series.

                                    ARTICLE V
                               BOARD OF DIRECTORS

      1. Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers of conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

      (a) determine the rights, powers, duties rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Dirctors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, board action; and

      (b) exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation.

      2. Number of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

      3. Vacancies on the Board. Newly created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

                                   ARTICLE VI
                                 INDEMNIFICATION

      The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   ARTICLE VII
                      LIMITATION ON LIABILITY OF DIRECTORS

      A director of the Corporation shall, to the maximum extent now or hereafter permitted by Section 102 (b) (7) of the Delaware General Corporation Law (or any successor provision or provisions), have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                  ARTICLE VIII
                                   COMPROMISE

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

      The Corporation's Board of Directors is hereby expressly authorized, at any time or from time to time, to make, alter, amend and repeal the By-Laws.

                                    ARTICLE X
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation

                                   ARTICLE XI
                                  SEVERABILITY

      In  the  event  that  any  of  the  provisions  of  this   Certificate  of
Incorporation (including any provision within a single article, section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

                                   ARTICLE XII
                                  INCORPORATOR

      The name and mailing address of the incorporator is H. Melville Hicks, Jr., 551 Fifth Avenue, Suite 1625, New York, N.Y. 10176.

      I, THE UNDERSIGNED, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of April, 2006.

                                        /s/  H. Melville Hicks, Jr.
                                        ----------------------------------------
                                        H. Melville  Hicks,  Jr., - Incorporator